Exhibit 11
                                                                      ----------

                             CityFed Financial Corp.
              Statement Regarding the Computation of Per Share Loss


                                                       Three months ended
                                                            March 31,
                                                  ---------------------------
                                                      2006            2005
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Computation of Loss Per Share:


Weighted average number of common shares
  outstanding                                      28,716,134      28,716,134

Loss applicable to common stock (1) :             $(2,185,000)    $(2,238,000)
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Basic and diluted loss per common share:          $     (0.08)    $     (0.08)
                                                  -----------     -----------


1. Losses applicable to Common Stock includes unpaid preferred stock dividends for the Three months ended March 31, 2006 and 2005 in the amount of $2,278,000 in both periods.